UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015 (October 30, 2015)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on November 19, 2014, on October 3, October 22, and November 17, 2014, Staffing 360 Solutions, Inc. (the “Company”) completed closings of its best efforts private offering of 12% Series B Convertible Bonds (the “Series B Bonds”) with certain accredited investors (the “Series B Holders”). Pursuant to a bond purchase agreement, the Company sold Series B Bonds for an aggregate of $981,500 to a total of 20 accredited investors. Such Series B Bonds were to mature on September 30, 2015 (the “Maturity Date”), unless voluntarily converted.

Effective October 30, 2015, the Company entered into agreements with certain Series B Holders as follows:

•	Series B Holders owning an aggregate principal amount of $55,000 in Series B Bonds agreed to extend the Maturity Date of the Series B Bond to March 31, 2016 and decrease the conversion rate and the price of common stock issued as interest payments on the Series B Bonds to $10.00 per share (or the equivalent of $1.00 per share prior to the reverse stock split effectuated by the Company on September 17, 2015). Under this amendment to the Series B Bonds, the interest rate shall remain at 12% on the principal amount until an Event of Default occurs, upon which the interest rate shall increase to 18% until the Event of Default is cured, at which time the interest rate shall revert back to 12%. As consideration for amending the terms of the Series B Bonds, these Series B Holders received 2,500 shares (the “Equity Consideration”) of common stock for each $100,000 of principal amount of Series B Bond investment. Accordingly, the Company issued an aggregate of 1,375 shares of common stock to such Series B Holders. The issuance of the Equity Consideration qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, since the issuance of these securities by the Company did not involve a “public offering” and was made only to accredited investors. As additional consideration for amending terms of the Series B Bonds, the Company granted these Series B Holders piggyback registration rights as to all shares of common stock received in connection with the issuance, conversion, and amendment to the terms of the Series B Bonds.

•	Series B Holders owning an aggregate principal amount of $426,500 in Series B Bonds agreed to modify the terms of the Series B Bonds to provide that (i) the Company shall make payments on the principal amount of the Series B Bonds in six (6) equal tranches, every month, beginning on December 15th, 2015, (ii) the Company shall pay all accrued interest on the Series B Bonds, as calculated through December 15, 2015, in advance but before November 6, 2015, such interest accruing at the increased rate of 18% beginning October 31, 2015, and (iii) notwithstanding the foregoing, the interest rate on the Series B Bonds shall revert back to twelve percent (12%) upon the first monthly paydown of the principal amount as specified above. As additional consideration for amending terms of the Series B Bonds, the Company granted these Series B Holders piggyback registration rights as to all shares of common stock received in connection with the issuance, conversion, and amendment to the terms of the Series B Bonds.

•	Series B Holders owning an aggregate principal amount of $450,000 in Series B Bonds agreed to extend the Maturity Date until November 6, 2015. Under this amendment to the Series B Bonds, the interest rate on the principal amount shall remain at 12%.

The remaining Series B Holders who did not agree to the amended terms described above were paid in full in accordance with the original terms of the Series B Bonds.

All descriptive of the foregoing amendment are qualified in their entirety to the text of Exhibits 10.1, 10.2, and 10.3 hereto, which are incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment No. 1 to 12% Series B Convertible Bond
10.2	Form of Amendment No. 1A to 12% Series B Convertible Bond
10.3	Form of Amendment No. 1B to 12% Series B Convertible Bond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2015

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman